As filed with the Securities and Exchange Commission on January 5, 2005
                           Registration No. 333-111631

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                        Anteon International Corporation

             (Exact Name of Registrant as Specified in Its Charter)

                  Delaware                           13-3880755
           ----------------------         ---------------------------------
          (State of Incorporation)        (IRS Employer Identification No.)
                         3211 Jermantown Road, Suite 700
                          Fairfax, Virginia 22030-2801
                                 (703) 246-0200
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)
                        Anteon International Corporation
                      Supplemental Retirement Savings Plan
                            (Full Title of the Plan)

                             Curtis L. Schehr, Esq.
              Senior Vice President, General Counsel and Secretary
                        Anteon International Corporation
                         3211 Jermantown Road, Suite 700
                          Fairfax, Virginia 22030-2801
                                 (703) 246-0200
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

     This Post-Effective Amendment to Registration Statement No. 333-111631 shall become effectively automatically upon the date of filing in accordance with Rules 456 and 464 promulgated under the Securities Act of 1933, as amended.

                                Explanatory Note

     Anteon International Corporation previously registered an offering of Participation Interests on Form S-8 (Registration Statement No. 333-111631) relating to the Anteon International Corporation Supplemental Retirement Savings Plan (the "Plan"). The Board of Directors of Anteon International Corporation has adopted an amendment and restatement of the Plan, pursuant to its authority under the Plan, to conform the Plan with the applicable provisions of Section 409A of the Internal Revenue Code, which was enacted as part of the American Jobs Creation Act.

Item 8.        Exhibits.

               The following exhibit is filed as part of this Post-Effective Amendment No. 1 to Registration Statement No. 333-111631:

          No:       Exhibit:
          --        -------
          4.1       Anteon  International  Corporation  Supplemental  Retirement
                    Savings Plan, as amended and restated effective as of January 1, 2005

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, State of Virginia, on January 4, 2005.

                                Anteon International Corporation
                                (Registrant)

                                By:  \s\: Joseph M. Kampf
                                     --------------------------------------
                                     Joseph M. Kampf
                                     President and Chief Executive Officer
                                     (Principal Executive Officer)

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              Signature                                         Title                                     Date

\s\: Joseph M. Kampf
------------------------                President, Chief Executive Officer and Director            January 4, 2005
Joseph M. Kampf                         (Principal Executive Officer)

\s\: Charles S. Ream
------------------------                Executive Vice President and Chief Financial               January 4, 2005
Charles S. Ream                         (Principal Financial and Accounting Officer)

          *                             Chairman of the Board of Directors                         January 4, 2005
------------------------
Frederick J. Iseman

          *                             Director                                                   January 4, 2005
------------------------
Gilbert F. Decker

          *                             Director                                                   January 4, 2005
------------------------
Robert A. Ferris

          *                             Director                                                   January 4, 2005
------------------------
Paul G. Kaminski

          *                             Director                                                   January 4, 2005
------------------------
Steven M. Lefkowitz

          *                             Director                                                   January 4, 2005
------------------------
General Henry Hugh Shelton,
USA (ret.)

          *                             Director                                                   January 4, 2005
------------------------
William J. Perry

     *Curtis L. Schehr, by signing his name hereto, does sign this document on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons, which were filed by the Registrant on Form S-8
(Registration No. 333-111631) and are hereby incorporated by reference.

                                       By: \s\: Curtis L. Schehr
                                           -------------------------------------
                                            Curtis L. Schehr
                                            Attorney-in-Fact

                                  Exhibit Index

  Exhibit No.       Description
 ------------      -------------
     4.1            Anteon  International  Corporation  Supplemental  Retirement
                    Savings Plan, as amended and restated effective as of January 1, 2005

                   [Attach copy of Supplemental Savings Plan]